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                                    CONSENT

     The undersigned hereby consents to being named in the Form S-1 registration statement for TNPC, Inc. as a director to be appointed upon consummation of the initial public offering of TNPC, Inc.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 29th day of September, 2000.

                                        /s/ RAY J. GROVES
                                   --------------------------------
                                   Ray J. Groves